EXHIBIT 4.9

                          PACIFIC ENERGY RESOURCES LTD.
                      111 West Ocean Boulevard, Suite 1240
                          Long Beach, California 90802

                SUBSCRIPTION AGREEMENT FOR SUBSCRIPTION RECEIPTS
                              (NON-U.S. RESIDENTS)

TO:       Pacific Energy Resources Ltd. (the "Corporation")
AND TO:   D & D Securities Company
AND TO: Octagon Capital Corporation (individually, the "Agent" or together, the "Agents")

The undersigned (the "Subscriber") hereby irrevocably subscribes for and agrees to purchase from the Corporation subscription receipts of the Corporation (the "Subscription Receipts") in the number set forth below at a subscription price equal to CAD$1.30 per Subscription Receipt (the "Subscription Price"). Each Subscription Receipt will entitle the holder thereof to acquire, for no additional consideration, one unit (a "Unit"), with each Unit consisting of one
(1) share of common stock of the Corporation (a "Common Share") and one-half (1/2) Common Share purchase warrant of the Corporation ("Warrants"). Each one
(1) whole Warrant shall entitle the holder to acquire one (1) Common Share (a "Warrant Share") at a price equal to CAD$1.70 per Warrant Share for a period of three years from the date of issue of the Subscription Receipts. The Subscriber agrees to be bound by the attached terms and conditions of subscription (the "Terms and Conditions") and agrees that the Agents, the Corporation and their agents and attorneys may rely upon the representations, warranties and covenants contained therein and in each of the Subscriber Certificates (as hereinafter defined). This subscription, plus the Terms and Conditions and each of the completed and executed Subscriber Certificates are collectively referred to as the "Subscription Agreement" or the "Agreement".

THE RELEASE OF FUNDS UNDER THIS OFFERING IS SUBJECT TO ESCROW RELEASE CONDITIONS SET OUT IN SECTION 5 HEREOF AND MORE FULLY DETAILED IN THE INFORMATION DOCUMENT. UPON CONFIRMATION BY PRESS RELEASE THAT THE AERA CLOSING (AS HEREINAFTER DEFINED) HAS OCCURRED NO LATER THAN THE AERA CLOSING DEADLINE (AS HEREINAFTER DEFINED), EACH SUBSCRIPTION RECEIPT WILL BE AUTOMATICALLY CONVERTED INTO ONE UNIT. IF THE AERA CLOSING DOES NOT OCCUR BY THE AERA CLOSING DEADLINE, THE AGGREGATE SUBSCRIPTION PRICE PLUS INTEREST WILL BE RETURNED FORTHWITH TO THE SUBSCRIBER.

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
                                SUBSCRIPTION AND SUBSCRIBER INFORMATION

                 PLEASE PRINT ALL INFORMATION (OTHER THAN SIGNATURES), AS APPLICABLE,
                                      IN THE SPACE PROVIDED BELOW


_____________________________________________
(Name of Subscriber - please print)                   NUMBER OF SUBSCRIPTION RECEIPTS:____________

By:__________________________________________
   (Authorized Signature)
                                                      AGGREGATE SUBSCRIPTION PRICE:_______________
_____________________________________________
(Official Capacity or Title - please print)

_____________________________________________         IF THE SUBSCRIBER IS SIGNING AS AGENT FOR A
(Please print name of individual whose signature      PRINCIPAL AND IS NOT PURCHASING AS TRUSTEE OR
appears above if different than the name of the       AGENT FOR ACCOUNTS FULLY MANAGED BY IT, COMPLETE
subscriber printed above.)                            THE FOLLOWING AND ENSURE THAT THE APPLICABLE
                                                      EXHIBIT(S) ARE COMPLETED ON BEHALF OF SUCH
_____________________________________________         PRINCIPAL:
(Subscriber's Address)
                                                      _____________________________________________
_____________________________________________         (Name of Principal)
(Subscriber's Address)
                                                      _____________________________________________
_____________________________________________         (Principal's Address)
(Telephone Number)           (E-Mail Address)
                                                      _____________________________________________
_____________________________________________         (Social Insurance Number, Federal Corporate
(Social Insurance Number, Federal Corporate Tax       Tax Account Number or Partnership Identification
Account Number or Partnership Identification          Number)
Number)

     THIS IS THE FIRST PAGE OF AN AGREEMENT COMPRISED OF 18 PAGES (NOT INCLUDING EXHIBITS 1 - 5).


REGISTER THE SUBSCRIPTION RECEIPTS AS SET             DELIVER THE SUBSCRIPTION RECEIPTS AS SET
FORTH BELOW:                                          FORTH BELOW:

_____________________________________________         _____________________________________________
(Name)                                                (Name)

_____________________________________________         _____________________________________________
(Account reference, if applicable)                    (Account reference, if applicable)

_____________________________________________         _____________________________________________
(Address)                                             (Contact Name)

_____________________________________________         _____________________________________________
(Address)                                             (Address)

                                                      _____________________________________________
                                                      (Address)

                          TYPE OF OWNERSHIP (CHECK ONE)

SUBSCRIBERS PRESENT HOLDINGS:

The Subscriber represents that securities of the Corporation presently owned (beneficially, directly or indirectly) by the Subscriber are as follows (PLEASE INDICATE "NIL" IF YOU DO NOT CURRENTLY OWN ANY SECURITIES OF THE CORPORATION):


                                                   NUMBER OR AMOUNT
                                     -------------------------------------------
                                                             INDIRECT OWNERSHIP
 TYPE OF SECURITIES PRESENTLY OWNED    DIRECT OWNERSHIP      (INCLUDING CONTROL
                                                                OR DIRECTION)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

ACCEPTANCE: The Corporation hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement and the Corporation represents and warrants to the Subscriber that the representations and warranties made by the Corporation to the Agents in the Agency Agreement (as defined herein) are true and correct in all material respects as of the AERA Closing (save and except as waived by the Agents) and that the Subscriber is entitled to rely thereon and on the terms, conditions and covenants contained in the Agency Agreement as if the Subscriber were a party thereto.

_________________________, 2007


                                                     ------------------------

PACIFIC ENERGY RESOURCES LTD.                         Subscription No:


By:_________________________________                 ------------------------


               THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK


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         TERMS AND CONDITIONS OF SUBSCRIPTION FOR SUBSCRIPTION RECEIPTS

                                   DEFINITIONS

1.1 In this Agreement, which includes the cover page and all of the appendices, the following words have the following meanings unless otherwise indicated:

      (a) "Act" means Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated thereunder;

      (b)   "AERA" means AERA Energy LLC;

      (c) "AERA Closing" means the date on which all conditions to completion of the closing under the Escrow Agreements have been satisfied;

      (d) "AERA Closing Deadline" means not later than March 31, 2007 (unless a later date is agreed to by the parties to the Escrow Agreements);

      (e) "AERA Purchase and Sale Agreement" means the Purchase and Sale Agreement between AERA and the Corporation which includes the acquisition of certain offshore oil and gas fields including the Eureka Platform located in Federal Waters in the San Pedro area, California;

      (f)   "Agency Agreement" has the meaning ascribed to it in paragraph 5.4;

      (g) "Agents" mean D & D Securities Company, as lead Agent, and Octagon Capital Corporation, as co-Agent;

      (h) "Closing" means the completion of the issue and sale of the Subscription Receipts to the Subscriber hereunder;

      (i) "Common Share" means a share of common stock in the capital of the Corporation;

      (j)   "Corporation" means Pacific Energy Resources Ltd.;

      (k) "Disclosure Document" has the meaning ascribed to it in paragraph 4.1(n);

      (l)   "Escrow Agent" means U.S. Bank National Association;

      (m) "Escrow Agreements" means the escrow agreements by and among (as to the first Escrow Agreement) the Corporation, Goldman Sachs & Co., J. Aron & Company, Silver Point Capital, L.P., Laurus Master Fund, Ltd., Erato Corp., the Agent and U.S. Bank National Association, and by and among (as to the second Escrow Agreement) PERL, J. Aron & Company, Silver Point Capital, L.P., AERA, SWEPI LP and U.S. Bank National Association;

      (n) "Escrow Release Date" means the date on or following the Aera Closing but prior to the Aera Closing Deadline that all proceeds, documents and securities are released by the Escrow Agent pursuant to the terms of the Escrow Agreements;


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                                       2


      (o)   "Exchange" means the Toronto Stock Exchange;

      (p) "Information Document" means the information document of the Corporation dated November 10, 2006 and delivered to subscribers, prepared in accordance with applicable law;

      (q) "MMS" means the Minerals Management Service of the United States Department of the Interior;

      (r)   "Offering" means this private placement;

      (s) "Registration Rights Agreement" means the registration rights agreement attached hereto as Exhibit "C";

      (t) "Registration Statement" has the meaning ascribed to it in paragraph 6.1;

      (u)   "Regulation D" means Regulation D of the 1933 Act;

      (v)   "Regulation S" means Regulation S of the 1933 Act;

      (w)   "SEC" means the United States Securities and Exchange Commission;

      (x) "Securities" means collectively, the Subscription Receipts, the Units, Common Shares and Warrants comprising the Units and the Warrant Shares;

      (y)   "Subscriber" means the purchaser of Subscription Receipts hereunder;

      (z) "Subscriber Certificates" means the Canadian accredited investor certificate attached hereto as Exhibit "A" and the U.S. accredited investor certificate attached hereto as Exhibit "B", collectively;

      (aa) "Subscription Receipts" means the subscription receipts of the Corporation offered hereby, each Subscription Receipt entitling the holder thereof to acquire, for no additional consideration, one (1) Unit;

      (bb) "Subscription Receipt Agent" means the subscription receipt agent under the Subscription Receipt Indenture;

      (cc) "Subscription Receipt Indenture" means the subscription receipt indenture to be executed by the Corporation, D&D Securities Company and Computershare Investor Services Inc.;

      (dd) "Unit" means the units of the Corporation, each Unit consisting of one (1) Common Share and one-half (1/2) Warrant;

      (ee)  "U.S. Person" has the meaning attributed to it in Regulation S;

      (ff) "Warrants" means the Common Share purchase warrants of the Corporation comprising part of the Units; and

      (gg) "Warrant Shares" means the Common Shares issuable upon exercise of the Warrants.


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                                       3


1.2 All capitalized terms in this Agreement not defined above have the meanings ascribed to them in this Agreement.

2.    PURCHASE AND SALE OF SUBSCRIPTION RECEIPTS

2.1 The Subscription Receipts will be registered in accordance with the registration instructions provided on the face page of this Agreement, and if no registration instructions are provided, will be registered in the name of the Subscriber.

2.2 Each Subscription Receipt shall entitle the holder thereof to acquire, for no additional consideration and without further action required by the holder thereof, one Unit on the Escrow Release Date;

2.3 Fractional Warrants will not be issued upon conversion of the Subscription Receipts. Instead, the number of Warrants issued to any one Subscription Receiptholder will be rounded down to the nearest whole number of Warrants issuable to such Subscription Receiptholder upon conversion of all Subscription Receipts held by such Subscription Receiptholder.

2.4 Neither the issue of the Subscription Receipts nor the issue of the Common Shares and the Warrants upon conversion of the Subscription Receipts will restrict or prevent the Corporation from obtaining any other financing, or from issuing additional securities from time to time.

2.5 The Corporation shall have the right to reject this Subscription Agreement if it reasonably believes for any reason that a Subscriber is not an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated by the SEC as presently in effect, and, if a Subscriber is a Canadian resident, that the Subscriber is not an "accredited investor" within the meaning of applicable Canadian securities laws, or for any other reason in its sole and absolute discretion acting reasonably. Acceptance is evidenced only by execution of this Subscription Agreement by the Corporation in the space provided above.


3.    REPRESENTATIONS, WARRANTIES AND COVENANTS BY THE CORPORATION

3.1 The Corporation hereby represents and warrants to the Subscriber (and acknowledges that the Subscriber is relying thereon) that:

      (a) the Corporation has the full corporate right, power and authority to execute and deliver this Subscription Agreement and to issue the Subscription Receipts, and at Closing the Subscription Receipts will be duly and validly created, authorized and issued, and all Common Shares and Warrants issuable upon conversion of the Subscription Receipts and all Warrant Shares issuable upon exercise of the Warrants will be duly and validly authorized, allotted and reserved for issuance upon conversion of the Subscription Receipts and exercise of the Warrants, respectively, and will, upon conversion of the Subscription Receipts and due exercise of the Warrants, as the case may be, be issued as fully paid and non-assessable Common Shares;

      (b) this Subscription Agreement, the Registration Rights Agreement, the AERA Purchase and Sale Agreement and the Escrow Agreements, each constitute a binding obligation of the Corporation enforceable in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies;


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                                       4


      (c) the execution and delivery of, and the performance of the terms of this Subscription Agreement by the Corporation, including the issue of the Subscription Receipts, the issue of the Common Shares and Warrants upon conversion of the Subscription Receipts and the issue of the Warrant Shares upon exercise of the Warrants, as the case may be, does not and will not constitute a breach of or default under the constating documents of the Corporation or any law, regulation, order or ruling applicable to the Corporation or any agreement, contract or indenture to which the Corporation is a party or by which it is bound;

      (d) the Corporation is a duly incorporated and validly subsisting corporation under the laws of its jurisdiction of incorporation and has full corporate power and authority to perform each of its obligations as herein contemplated; and

      (e) the Information Document contains full, true and plain disclosure regarding the acquisition of certain offshore oil and gas fields including the Eureka Platform located in Federal Waters in the San Pedro area, California pursuant to the terms of the AERA Purchase and Sale Agreement, all material facts and risks related thereto, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it is made.


4.    REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS OF THE SUBSCRIBER

4.1 The Subscriber represents and warrants, as at the date of this Agreement and at the AERA Closing, that:

      (a) the Subscriber is purchasing the Subscription Receipts and the securities issuable thereunder as principal for Subscriber's own account or for accounts fully-managed by it, or for long-term investment, and not with a view to, or for sale in connection with, the distribution thereof. Subscriber has no present intention of selling, granting any participation in, or otherwise distributing the Securities. The Subscription Receipts and/or the securities issuable thereunder will not be resold without registration under the Act and qualification under the securities laws of all applicable states, unless such sale would be exempt therefrom;

      (b) the Subscriber is an "accredited investor" under Rule 501(a) of Regulation D promulgated under the 1933 Act, and

            (i) if a Canadian resident, the Subscriber is also an "accredited investor" as that term is defined in National Instrument 45-106 PROSPECTUS AND REGISTRATION EXEMPTIONS; or

            (ii) if a non-Canadian and non-U.S. resident, the Subscriber ,in purchasing Subscription Receipts pursuant to this Subscription Agreement, complies with the securities laws in its jurisdiction of residence and the Subscriber makes to the Corporation and the Agent the additional representations, warranties and covenants set out in Schedule "D" attached to this Subscription Agreement;

      (c) the Subscriber has received, completed and returned to the Corporation the Subscriber Certificates relating to the Subscriber's general ability to bear the risks of an investment in the Corporation and the Subscriber's suitability as an investor in a private offering, and hereby affirms the correctness of the Subscriber's answers in each of such Subscriber Certificates;

      (d) the Subscriber (i) has adequate means of providing for his or her current needs and possible personal contingencies, and has no need for liquidity of his or her investment in the Corporation; (ii) can bear the economic risk of losing his or her entire investment herein; (iii) has such knowledge and experience in financial and business matters that he or she is capable of evaluating the relative risks and merits of this investment; and (iv) has an overall commitment to investments which are not readily marketable that is not disproportionate to his or her net worth and the investment subscribed for herein will not cause such overall commitment to become excessive;

      (e) the Subscriber is aware that no prospectus has been prepared or filed by the Corporation with any securities commission or similar authority in connection with the Offering, and that:

            (i) the Subscriber may be restricted from using most of the civil remedies available under applicable securities legislation;

            (ii) the Subscriber may not receive information that would otherwise be required to be provided under applicable Canadian securities legislation and the Corporation is relieved from certain obligations that would otherwise be required to be given if a prospectus were provided under applicable Canadian securities legislation in connection with the Offering; and

            (iii) the issue and sale of the Subscription Receipts and the issue of the underlying Common Shares, Warrants and Warrant Shares on the conversion thereof to the Subscriber is subject to such sale and issue being exempt from the requirements of applicable Canadian securities laws as to the filing of a prospectus;

      (f) no prospectus or offering memorandum within the meaning of applicable Canadian securities laws has been delivered to the Subscriber in connection with the Offering, other than the Information Document;

      (g) the Subscriber's purchase of the Subscription Receipts has not been made through or as a result of, and the distribution of the Subscription Receipts is not being accompanied by and the Subscriber is not aware of, any advertisement of the securities in printed media of general and regular paid circulation, radio, television or telecommunications, including electronic display (such as the Internet), or any other advertisement or general solicitation with respect to the Subscription Receipts;

      (h) no person has made to the Subscriber any written or oral representation:

            (i) that any person will resell or repurchase any of the Securities;

            (ii) that any person will refund the purchase price of the Securities;


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                                       6


            (iii) as to the future price or value of any of the Securities; or

            (iv) that any of the Securities will be listed and posted for trading on a stock exchange or that application has been made to list and post any of the Securities for trading on a stock exchange, other than the Exchange;

      (i) none of the Subscription Receipts are being purchased by the Subscriber with knowledge of any material fact about the Corporation that has not been generally disclosed;

      (j) it never has been represented, guaranteed or warranted to Subscriber by the Corporation, its agents, or employees or any other person, expressly or by implication, any of the following:

            (i) the approximate or exact length of time that Subscriber will be required to remain as owner of the Securities;

            (ii) the profit or return, if any, to be realized as a result of the Corporation's venture; or

            (iii) that the past performance or experience on the part of the
                  Corporation or any affiliate, its agents, or employees or of any other person, will in any way indicate the predictable results of the ownership of the Securities or the overall Corporation venture;

      (k) while the Common Shares and Warrant Shares will be listed on the Exchange, there is no trading market for the Subscription Receipts or the Warrants and no such market is expected to develop;

      (l) the Subscriber, if an individual, is at least twenty-one (21) years of age;

      (m) the Subscriber has no reason to anticipate any change in the Subscriber's personal circumstances, financial or otherwise, which may cause or require any sale or distribution by Subscriber of all or any part of the Subscription Receipts subscribed for herein;

      (n) the Subscriber has reviewed the Information Document and the documents (the "Disclosure Documents") regarding the Corporation available on SEDAR (www.sedar.com) and the Exchange's web site (www.tsx.com) carefully, is fully familiar with and understands the contents thereof, and has received no other written communication;

      (o) the Subscriber confirms that all documents, records and books pertaining to the Corporation and to the investment requested by the Subscriber have been made available to the Subscriber and that the Subscriber has been given an opportunity to make further inquiries of the Corporation and its representatives in order to verify the accuracy of the information contained in the Disclosure Documents and has had the opportunity to review all facts concerning the Corporation which the Subscriber deems pertinent;

      (p) the Subscriber, if a partnership, corporation, trust, or other entity, declares:

            (i) the person executing this Subscription Agreement has the necessary power and authority to do so; and


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                                       7


            (ii) the Subscriber was not organized for the specific purpose of acquiring the Subscription Receipts;

      (q) the exhibits to this Agreement will be completed truthfully and with reasonable diligence;

      (r)   as to the source of subscription funds,

            (i) to the best of the Subscriber's knowledge, none of the subscription funds used for the purchase of the Subscriber's Subscription Receipts (A) have been or will be derived from or related to any activity that is deemed criminal under the laws of the United States, Canada or any other jurisdiction, or (B) are being tendered on behalf of a person or entity who has not been identified to the Subscriber; and

            (ii) the Subscriber will promptly notify the Corporation if the Subscriber discovers that any of the representations in above subparagraph (r)(i) above ceases to be true, and to provide the Corporation with appropriate information in connection therewith;

      (s) the Subscriber understands that the foregoing representations and warranties are to be relied upon by the Corporation as a basis for exemption of the sale of the Subscription Receipts under applicable Canadian securities laws and the 1933 Act, and for other purposes;

      (t) the Subscriber has had an opportunity prior to entering into this Agreement to ask questions of and receive answers from the Corporation concerning the terms and conditions of the Offering and to obtain additional information that the Corporation possesses or can acquire without unreasonable effort or expense necessary to verify the accuracy of other information furnished by the Corporation to Subscriber and considers necessary or appropriate for deciding whether to purchase the Subscription Receipts;

      (u) the Subscriber, if an individual, has the legal capacity to enter into and execute this Agreement and to take all actions required pursuant to this Agreement;

      (v) the offer was not made to the Subscriber when the Subscriber was in the United States and, at the time the Subscriber's buy order was made to the Agents, the Subscriber was outside the United States;

      (w) the Corporation's U.S. counsel, Rutan & Tucker LLP, and its Canadian counsel, Devlin Jensen, are acting solely for the Corporation, and the Agents' counsel, Stikeman, Graham, Keeley & Spiegel LLP, is acting solely for the Agents, in connection with the Offering and the Subscriber may not rely upon either such counsel in any respect;

      (x)   the Subscriber is not a U.S. Person;

      (y) the Subscriber is not and will not be purchasing Securities for the account or benefit of any U.S. Person;


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                                       8


      (z) the entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

      (aa) this Agreement has been duly executed and delivered by the Subscriber and constitutes a legal, valid and binding agreement of the Subscriber enforceable against the Subscriber;

      (bb) the Subscriber warrants that the information herein provided to the Corporation by the Subscriber is true and correct as of the date hereof, and the Subscriber agrees to advise the Corporation, prior to its acceptance of this Subscription, of any material change in any such information; and

      (cc) the Subscriber agrees that the representations and warranties of the Subscriber set forth in this Section 4 shall survive the acceptance of this subscription, in the event the subscription is accepted.

4.2   The Subscriber understands and acknowledges that:

      (a) (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) that the Subscription Receipts subscribed for by it hereunder form part of a larger issuance and sale by the Corporation of up to US$85 million in Subscription Receipts (of which (i) US$63,874,985.55 from the sale of Subscription Receipts and/or units was placed into escrow pursuant to the Escrow Agreements on November 30, 2006; (ii) US$9,478,893.87 from the sale of Subscription Receipts was placed into escrow on December 28, 2006; and (iii) US$900,000 from the sale of units was paid to the Corporation on December 28, 2006), which, upon conversion of the Subscription Receipts or otherwise will result in approximately 74,290,000 common shares and approximately 37,145,000 warrants being issued by the Corporation, and funds will be available for use subject to the terms of the Escrow Agreements; in addition, on November 30, 2006, a debt facility in the amount of US$65 million was established to fund the closing of the transactions under the AERA Purchase and Sale Agreement and the Corporation issued 25,451,364 warrants to the lender(s) under the draw-down of the debt facility;

      (b) no federal or state agency has made any finding or determination as to the fairness of the offering of Subscription Receipts for investment or any recommendation or endorsement of the Offering and no Canadian securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

      (c) the Subscriber acknowledges being told that the Corporation is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell the Securities through a person registered to sell securities under applicable Canadian securities laws and, as a consequence of acquiring the Securities pursuant to this exemption, certain protections, rights and remedies provided by applicable Canadian securities legislation, including statutory rights of rescission or damages, will not be available to the Subscriber;

      (d) the Securities have not been registered under the 1933 Act or qualified under any state securities laws in reliance on exemptions from registration and may not be offered or sold in the United States unless registered under the 1933 Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available;


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                                       9


      (e) the Corporation will undertake to file a Registration Statement in accordance with the terms of Section 6 hereof;

      (f) there are U.S. restrictions on the Subscriber's ability to resell the Securities and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling any of the Securities;

      (g) the offer and sale of the Subscription Receipts has been made, and the issuance of the Common Shares and Warrants upon conversion of the Subscription Receipts prior to the effectiveness of a registration statement and Warrant Shares issued prior to the effectiveness of a registration statement to be filed with regard to such issuance will be made, in reliance upon Regulation S and Regulation D. Regulation S requires that, for a one (1) year "distribution compliance period" (as defined in Regulation S), no offer or sale of a Security issued in reliance on Regulation S may be made to a U.S. Person or for the account or benefit of a U.S. Person. Specifically, the offer or sale of a Security issued in reliance on Regulation S, if made prior to the expiration of the one-year "distribution compliance period," must be made pursuant to the following conditions:

            (i) The purchaser of the Securities certifies that it is not a U.S. Person and is not acquiring the Securities for the account or benefit of any U.S. Person or is a U.S. Person who purchased Securities in a transaction that did not require registration under the 1933 Act;

            (ii) The purchaser of the Securities agrees to resell such securities only in accordance with the provisions of Regulation S, Rule 144, pursuant to registration under the 1933 Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to such Securities unless in compliance with the 1933 Act;

            (iii) The certificate(s) representing the Securities contain(s) a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the 1933 Act, or pursuant to an available exemption from registration; and that hedging transactions involving the Securities may not be conducted unless in compliance with the 1933 Act; such legend is set forth in
                  Section 7 hereof;

            Regulation S also requires that each Warrant bear a legend stating that the Warrant and the securities to be issued upon its exercise have not been registered under the 1933 Act and that the Warrant may not be exercised by or on behalf of any U.S. Person unless registered under the 1933 Act or an exemption from such registration is available. Each person exercising a Warrant must provide the Corporation with either (i) written certification that it is not a U.S. Person and that the Warrant is not being exercised on behalf of a U.S. Person, or (ii) a written opinion of counsel satisfactory to the Corporation that the Warrant and the issuance of securities upon exercise thereof has been registered under the 1933 Act and any securities laws of all applicable states of the United States, or are exempt from such registration requirements.

            The Securities may be resold only in compliance with Regulation S or pursuant to an effective registration statement under the 1933 Act or an exemption from the registration requirements of the 1933 Act. Rule 904 of Regulation S provides that a resale of an outstanding security may be made pursuant thereto if the offer and sale of the security are made in an "offshore transaction" and if no directed selling efforts are made in the United States with regard to the securities to be sold by the seller, an affiliate of the seller, or any person acting on their behalf. An offer or sale of securities is made in an "offshore transaction" if the offer is not made to a person in the United States and either (i) at the time the buy order is originated, the buyer is outside the United States, or the seller and any person acting on its behalf have good reason to believe that the buyer is outside the United States and (ii) the transaction is executed in, on or through the facilities of a designated offshore securities market and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States. Offers and sales of securities specifically targeted at identifiable groups of United States citizens abroad shall, in no event, be deemed to be made in an offshore transaction. Rule 904 of Regulation S imposes additional limitations on resales by dealers and persons receiving selling concessions and affiliates of the issuer.

            If the Securities are being sold under Rule 904 of Regulation S of the 1933 Act, and applicable state securities laws, any legend may be removed by (i) providing a certification to the Corporation to the effect set out in attached Exhibit E (or in such other form as the Corporation may prescribe from time to time); (ii) causing a broker, dealer or any other person receiving a selling concession, fee or other remuneration in connection with such resale to provide a certification to the Corporation to the effect set out in attached Exhibit F (or in such other form as the Corporation may prescribe from time to time); (iii) obtaining the Corporation's signed acknowledgement that, at the time of the resale, there is no "substantial U.S. market interest" (as defined under Regulation S of the 1933 Act) and (iv) obtaining a legal opinion of the Corporation's counsel that such legend is no longer required under applicable requirements of the 1933 Act or state securities laws. The Corporation may instruct its transfer agent not to record a transfer without first being notified by the Corporation that it is satisfied that such transfer is exempt from or not subject to registration under the 1933 Act or state securities laws.

            Under Rule 905 of Regulation S, because the Corporation is a U.S. corporation, the Securities will be deemed to be "restricted securities" (as defined in Rule 144 of the 1933 Act) and as such may be resold or otherwise transferred only in accordance with Regulation S or pursuant to a registration under the 1933 Act or an exemption from the registration requirements of the 1933 Act; the Securities will continue to be deemed to be restricted securities, notwithstanding that they are acquired by another purchaser in a resale transaction made pursuant to Rule 901 or Rule 904 of Regulation S. Subject to approval of the Exchange, the trading symbol for the Common Shares and any Warrant Shares shall bear an "S" designation and the CUSIP number for the Common Shares and any Warrant Shares will be a different CUSIP number than the CUSIP number for currently outstanding common shares to indicate that they are restricted securities. Restricted securities may have significantly less liquidity than unrestricted securities that do not bear such "S" designation.

            Rule 144 under the 1933 Act permits limited public resales of securities acquired in non-public offerings, subject to the satisfaction of certain conditions. Under Rule 144 the conditions include, among other things: the availability of certain current public information about the issuer, the resale occurring not fewer than one (1) year or two (2) years, as applicable, after the party has purchased and paid for the securities to be sold, the sale being through a broker in an unsolicited "broker's transaction" and the amount of securities being sold during any three-month period not exceeding specified volume limitations. The Corporation may not be satisfying the current public information requirement of Rule 144 at the time the Subscriber wishes to sell any of the Securities, or other conditions under Rule 144 which are required of the Corporation.

      (h) the Subscriber acknowledges being told that the Securities may not be sold or otherwise disposed of in Canada for a period of four months from the date of distribution of the Subscription Receipts and may be subject to additional resale restrictions if such sale or other disposition would be a "control distribution", as that term is defined in Multilateral Instrument 45-102 RESALE OF SECURITIES;

      (i) the Subscriber acknowledges and agrees with the Corporation that the Corporation shall refuse to register any transfer of the Securities not made pursuant to registration under the 1933 Act, or pursuant to an available exemption from registration under the 1933 Act (including Regulation S) or, if applicable, pursuant to an available prospectus exemption under Canadian securities laws;

      (j) the Subscriber acknowledges that there are risks associated with the purchase of the Securities and that the Subscriber is aware that there is no government or other insurance covering the Securities;

      (k) the Corporation may be required to provide applicable securities regulatory authorities with a list setting forth the identities of the beneficial purchasers of the Subscription Receipts and the Subscriber acknowledges and agrees that it will provide, on request, particulars as to the identity of such beneficial purchasers as may be required by the Corporation in order to comply with the foregoing;

      (l) if required by applicable securities laws or the Corporation, the Subscriber will execute, deliver and file, or assist the Corporation in filing, such reports, undertakings and other documents with respect to the issue and/or sale of the Subscription Receipts as may be required by any securities commission, stock exchange or other regulatory authority;

      (m) by providing personal information to the Corporation, the Subscriber and each person for whom it is contracting hereunder, is consenting to the Corporation's collection, use and disclosure of that information for the purposes of the subscription of Subscription Receipts and the offering in general, for corporate governance purposes and to contact the Subscriber as an investor. The Subscriber, and each person for whom it is contracting hereunder, acknowledges that, from time to time, the Corporation may be required to disclose such personal information and, by providing such personal information to the Corporation, the Subscriber and each person for whom it is contracting hereunder, hereby expressly consents to such disclosure, and the Subscriber and each person for whom it is contracting agrees and acknowledges that the Corporation may use and disclose personal information as follows:

            (i) for internal use with respect to managing the relationships between and contractual obligations of the Corporation and the Subscriber and each person for whom it is contracting;

            (ii) for use and disclosure for income tax related purposes, including without limitation, where required by law, disclosure to the Internal Revenue Service;

            (iii) disclosure to securities regulatory authorities and other regulatory bodies with jurisdiction with respect to reports of trades and similar regulatory filings;

            (iv) disclosure to a governmental or other authority to which the disclosure is required by court order or subpoena compelling such disclosure and where there is no reasonable alternative to such disclosure;

            (v) disclosure to professional advisers of the Corporation in connection with the performance of their professional services;

            (vi) disclosure to any person where such disclosure is necessary for legitimate business reasons and is made with the prior written consent of the Subscriber and each person for whom it is contracting;

            (vii) disclosure to a court determining the rights of the parties under this Agreement; or

            (viii) for use and disclosure as otherwise required or permitted by law;

      (n) if the Subscriber is resident in or otherwise subject to the securities laws applicable in the Province of Ontario, the information provided by the Subscriber on the face page of this Subscription Agreement identifying the name, address and telephone number of the Subscriber, the number of Subscription Receipts being purchased hereunder and the total purchase price as well as the date of Closing and the exemption that the Corporation is relying on in selling the Subscription Receipts to the Subscriber will be disclosed to the Ontario Securities Commission, and such information is being indirectly collected by the Ontario Securities Commission under the authority granted to it under securities legislation. This information is being collected for the purposes of the administration and enforcement of the securities legislation of the Province of Ontario. Each Subscriber hereby authorizes the indirect collection of such information by the Ontario Securities Commission. In the event the Subscriber has any questions with respect to the indirect collection of such information by the Ontario Securities Commission, the Subscriber should contact the Ontario Securities Commission, Administrative Assistant to the Director of Corporate Finance at (416) 593-8086 or in person or writing at Suite 1900, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8; and

      (o) the Agents and/or their directors, officers, employees, agents and representatives assume no responsibility or liability of any nature whatsoever for the accuracy or adequacy of the Information Document or any such publicly available information concerning the Corporation or as to whether all information concerning the Corporation that is required to be disclosed or filed by the Corporation under applicable securities laws has been so disclosed or filed.


5.    ESCROW AND ISSUANCE OF SUBSCRIPTION RECEIPTS

5.1 The Subscriber agrees to deliver to the Agents, as soon as possible and, in any event, not later than 2:00 p.m. (Pacific Standard time) on January 15, 2007: (a) this duly completed and executed Subscription Agreement; (b) a duly executed Canadian Accredited Investor Certificate attached hereto as Exhibit "A", if applicable; (c) a duly executed U.S. Accredited Investor Certificate attached hereto as Exhibit "B" (required from ALL

      Subscribers); (d) a duly executed Registration Rights Agreement attached hereto as Exhibit "C" (required from ALL Subscribers), together with a duly completed selling security holder questionnaire attached thereto as an exhibit; (e) a duly executed Certificate of Additional Representations, Warranties and Covenants for Non-Canadian Subscribers (Other Than U.S. Subscribers) attached hereto as Exhibit "D", if applicable, (f) such other documents as may be required under applicable securities laws; and (g) a certified cheque or bank draft payable to the Agent for the aggregate subscription price or payment of the same amount in such other manner as is acceptable to the Agent.

5.2 All of the Subscriber's funds shall be placed into an interest-bearing escrow account with Computershare Trust Company of Canada. At Closing, certificates for the Subscription Receipts will be delivered to each Subscriber. Pursuant to the terms of the Subscription Receipt Indenture, on the Escrow Release Date, the Subscription Receipts will automatically be converted into Units and the Corporation will cause the Subscription Receipt Agent to deliver the Common Shares and Warrants comprising the Units issued upon conversion of the Subscription Receipts to be delivered to the holders of the Subscription Receipts as soon as practicable after the Escrow Release Date. Concurrently, on the Escrow Release Date, the Subscriber's funds will be released to the Corporation. If the AERA Closing does not occur on or before the AERA Closing Deadline, the Subscriber's funds will be returned promptly with interest.

5.3 The Subscriber hereby irrevocably authorizes the Agents, in its discretion: (a) to act as its representative at the Closing and to execute in its name and on its behalf all Closing receipts and documents required;
      (b) to complete or correct any errors or omissions in any form or document provided by the Subscriber; (c) to waive, in whole or in part, any representation, warranty, covenant or condition for the benefit of the Subscriber and contained in any agreement between the Corporation and the Agents; (d) to receive on its behalf certificates representing the Common Shares and Warrants comprising the Units subscribed for under this subscription; and (e) to approve any opinions, certificates or other documents addressed to the Subscriber.

5.4 The Subscriber acknowledges that the Agents have been appointed by the Corporation to act as the Agents of the Corporation to offer the Subscription Receipts on a private placement basis and, in connection therewith, the Corporation and the Agents have entered into an agreement (the "Agency Agreement") pursuant to which the Agents, in connection with the issue and sale of the Subscription Receipts, will receive a fee and compensation options from the Corporation.

5.5 The Subscriber expressly waives and releases the Corporation from, to the fullest extent permitted by law, all rights of withdrawal to which it might otherwise be entitled pursuant to the provisions of securities laws of the jurisdiction in which the Subscriber is resident.


6.    REGISTRATION STATEMENT

6.1 The Corporation will prepare and file with the SEC a registration statement (the "Registration Statement") covering 110% of the Common Shares and 110% of the Warrant Shares within 120 trading days of the Escrow Release Date and in accordance with the terms of the Registration Rights Agreement executed by the Corporation and attached hereto as Exhibit "C". The Corporation will use its reasonable best efforts to have the Registration Statement declared effective by the SEC within 180 trading days (210 trading days if the SEC reviews and comments on the Registration Statement) of the Escrow Release Date.

7.    LEGENDS

7.1 The certificates representing the Subscription Receipts, the Common Shares and Warrants upon conversion of the Subscription Receipts, and Warrant Shares upon exercise of the Warrants, will bear a legend denoting the restrictions on transfer. The Subscriber agrees to sell, assign or transfer the Subscription Receipts, Common Shares, Warrants and Warrant Shares only in accordance with such restrictions.

      The legend for certificates for Common Shares and Warrant Shares will be in substantially the following form:

            (i) "UNLESS PERMITTED UNDER SECURITIES LEGISLATIONS, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [THE DATE THAT IS FOUR MONTHS AND ONE DAY FOLLOWING THE CLOSING]."

            and

            (ii) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE ("TSX"). HOWEVER, PRIOR TO [THE DATE THAT IS FOUR MONTHS AND ONE DAY FOLLOWING THE CLOSING]. THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON TSX."

            and

            (iii) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED
                  UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("U.S. SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT OR PURSUANT TO AN EXEMPTION THEREFROM.

                  HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT

      The legend for each Subscription Receipt and Warrant will be in substantially the following form:

                  THIS [SUBSCRIPTION RECEIPT/WARRANT] AND THE SECURITIES ISSUABLE UPON [CONVERSION/EXERCISE] OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("U.S. SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THIS [SUBSCRIPTION RECEIPT/WARRANT] AND THE SECURITIES ISSUABLE UPON [CONVERSION/EXERCISE] OF THIS [SUBSCRIPTION RECEIPT/WARRANT] MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO AN EFFECTIVENESS REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT OR PURSUANT TO AN EXEMPTION THEREFROM.


8.    RELIANCE UPON REPRESENTATIONS, WARRANTIES AND COVENANTS

8.1 The Subscriber acknowledges that the representations and warranties and covenants and acknowledgements contained in this Agreement are made with the intent that they may be relied upon by the Corporation in determining the Subscriber's eligibility to purchase the Subscription Receipts and the Subscriber hereby agrees to indemnify the Corporation against all losses, claims, costs, expenses and damages or liabilities which it may suffer or incur caused or arising from its reliance thereon. The Subscriber further agrees that by accepting the Subscription Receipts the Subscriber shall be representing and warranting that the foregoing representations and warranties are true as at the date of AERA Closing with the same force and effect as if they had been made by the Subscriber on the date of AERA Closing and that they shall survive the purchase by the Subscriber of the Subscription Receipts and shall continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of any of the Securities.


9.    MISCELLANEOUS

9.1 The Corporation shall be entitled to rely on delivery by facsimile machine of an executed copy of this subscription, and acceptance by the Corporation of such facsimile copy shall be equally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof. Notwithstanding the foregoing, the Subscriber shall deliver originally executed copies of the documents listed in paragraph 5.1 above to the Agent as soon as possible and, in any event, not later than 2:00 p.m. (Pacific Standard time) on January 15, 2007.

9.2 Without limitation, this subscription and the transactions contemplated hereby are conditional upon and subject to the Corporation receiving Exchange approval of this subscription and the transactions contemplated hereby.

9.3 This Agreement is not assignable or transferable by the parties hereto without the express written consent of the other party hereto.

9.4   Time is of the essence of this Agreement.

9.5 Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the Subscription Receipts and there are no other terms, conditions, representations or warranties whether expressed, implied, oral or written, by statute, by common law, by the Corporation or by anyone else.

9.6   The parties to this Agreement may amend this Agreement only in writing.

9.7 This Agreement inures to the benefit of and is binding upon the parties to this Agreement and their successors and permitted assigns.

9.8 A party to this Agreement will give all notices to or other written communications with the other party to this Agreement concerning this Agreement by hand or by registered mail addressed to the address given above.

9.9 This Agreement will be governed by and construed in accordance with the laws of the State of California, without regard to choice of law principles.

9.10 This Agreement, including without limitation the representations, warranties and covenants contained herein and in each of the Subscriber Certificates, shall survive and continue in full force and effect and be binding upon the Corporation and the Subscriber, notwithstanding the completion of the purchase of the Subscription Receipts by the Subscriber pursuant hereto, the completion of the Offering and any subsequent disposition by the Subscriber of the Subscription Receipts, Common Shares, Warrants or Warrant Shares.

9.11 Without limitation, each Subscriber's obligations hereunder are conditional upon and subject to the delivery by the Corporation's counsel to each Subscriber a legal opinion to the effect that the Securities are eligible for resale under Rule 904 and 905 of Regulation S after the expiration of the holding period prescribed by Canadian laws but subject to the requirements set forth in Section 4.2(f) hereunder.

                                   EXHIBIT "A"

                    CANADIAN ACCREDITED INVESTOR CERTIFICATE
                    ----------------------------------------

The undersigned ("SUBSCRIBER"), in connection with the acquisition of subscription receipts ("SUBSCRIPTION RECEIPTS") of Pacific Energy Resources Ltd. ("PERL" or the "CORPORATION") pursuant to that certain subscription agreement (the "AGREEMENT"), hereby makes the following representations and warranties:

Subscriber understands that the Corporation is relying on this information in determining to offer Subscription Receipts to the undersigned in a manner exempt from the registration requirements of applicable Canadian securities laws.

The Subscriber covenants, represents and warrants to the Corporation that the Subscriber is an "accredited investor" as defined in National Instrument 45-106 PROSPECTUS AND REGISTRATION EXEMPTIONS ("NI 45-106"), by reason of the fact that the undersigned Purchaser is, as defined in NI 45-106 or National Instrument 14-101 DEFINITIONS (place an "X" on the appropriate line or lines):

_____    (a)      a Canadian financial institution, or an authorized foreign bank listed in Schedule III of the BANK ACT (Canada);

_____    (b)      the Business Development Bank of Canada incorporated under the
                  BUSINESS DEVELOPMENT BANK OF CANADA ACT (Canada);

_____    (c)      a subsidiary of any person or company referred to in
                  paragraphs 1.(a) or 1.(b), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

_____    (d)      a person or company registered under the securities
                  legislation of a jurisdiction of Canada, as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the SECURITIES ACT
                  (Ontario) or the SECURITIES ACT (Newfoundland and Labrador);

_____    (e)      an individual registered or formerly registered under the
                  securities legislation of a jurisdiction of Canada, as a representative of a person or company referred to in paragraph
                  1.(d);

_____    (f)      the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

_____    (g)      a municipality, public board or commission in Canada;

_____    (h)      any national, federal, state, provincial, territorial or
                  municipal government of or in any foreign jurisdiction, or any agency of that government;

_____    (i)      a pension fund that is regulated by either the Office of the
                  Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

_____    (j)      an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds CAD$1,000,000;

_____    (k)      an individual whose net income before taxes exceeded
                  CAD$200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded CAD$300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

_____    (l)      an individual who, either alone or with a spouse, has net
                  assets of at least CAD$5,000,000;

_____    (m)      a person or company, other than an individual or investment fund, that has net assets of at least CAD$5,000,000, as shown on its most recently prepared financial statements;

_____    (n)      an investment fund that distributes or has distributed its securities only to

                  (i) a person or company that is or was an accredited investor at the time of the distribution;

                  (ii) a person or company that acquires or acquired securities in the minimum amount of CAD$150,000 or additional investments as allowed under section 2.19 of NI 45-106; or

                  (iii) a person or company that acquires or acquired securities under section 2.18 of NI 45-106;

_____    (o)      an investment fund that distributes or has distributed
                  securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Quebec, the securities regulatory authority, has issued a receipt;

_____    (p)      a trust company or trust corporation registered or authorized to carry on business under the TRUST AND LOAN COMPANIES ACT
                  (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

_____    (q)      a person or company acting on behalf of a fully managed
                  account managed by that person or company, if that person or company

                  (i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

                  (ii) Ontario, is purchasing a security that is not a security of an investment fund;

_____    (r)      a registered charity under the INCOME TAX ACT (Canada) that, in regard to the trade, has obtained advice from an eligibility advisor or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

_____    (s)      an entity organized in a foreign jurisdiction that is
                  analogous to any of the entities referred to in paragraphs
                  1.(a) through 1.(d) or paragraph 1.(i) in form and function;

_____    (t)      a person or company in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons or companies that are accredited investors;

_____    (u)      an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser, or

_____    (v)      a person or company that is recognized or designated by the securities regulatory authority or, except in Ontario and Quebec, the regulator, as

                  (i)      an accredited investor, or

                  (ii)     an exempt purchaser in Alberta or British Columbia.


         IN WITNESS WHEREOF, Subscriber has executed this Certificate as of _____ , 2007.




                                            SUBSCRIBER

                                           _____________________________________
                                           (Signature and office, if applicable)

                                           _____________________________________
                                           (Print Name)

                                           _____________________________________
                                           (Address)

                                           _____________________________________
                                           (City/Province/Postal Code)

                                           _____________________________________
                                           (Area Code/Telephone Number)

                                   EXHIBIT "B"

                      U.S. ACCREDITED INVESTOR CERTIFICATE
                      ------------------------------------

                      (TO BE COMPLETED BY ALL SUBSCRIBERS)
                      ------------------------------------

          The undersigned ("SUBSCRIBER"), in connection with the acquisition of subscription receipts ("SUBSCRIPTION RECEIPTS") of Pacific Energy Resources Ltd. ("PERL" or the "CORPORATION") pursuant to that certain subscription agreement (the "AGREEMENT"), hereby makes the following representations and warranties:

          Subscriber understands that the Corporation is relying on this information in determining to offer Subscription Receipts to the undersigned in a manner exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 ACT"), and applicable state securities laws.

1.        ACCREDITED INVESTOR

          Subscriber represents and warrants that he, she or it falls within the category (or categories) marked. PLEASE INDICATE EACH CATEGORY OF ACCREDITED INVESTOR THAT YOU, THE SUBSCRIBER, SATISFY, BY PLACING YOUR INITIALS ON THE APPROPRIATE LINE BELOW.

_____     Category 1.      A bank, as defined in Section 3(a)(2) of the 1933
                           Act, whether acting in its individual or fiduciary capacity; or

_____     Category 2.      A savings and loan association or other institution
                           as defined in Section 3(a) (5) (A) of the 1933 Act, whether acting in its individual or fiduciary capacity; or

_____     Category 3.      A broker or dealer registered pursuant to Section 15
                           of the Securities Exchange Act of 1934; or

_____     Category 4.      An insurance company as defined in Section 2(13) of
                           the Act; or

_____     Category 5.      An investment company registered under the Investment
                           Company Act of 1940; or

_____     Category 6.      A business development company as defined in Section
                           2(a) (48) of the Investment Company Act of 1940; or

_____     Category 7.      A small business investment company licensed by the
                           U.S. Small Business Administration under Section
                           301(c) or (d) of the Small Business Investment Act of
                           1958; or

_____     Category 8.      A plan established and maintained by a state, its
                           political subdivision or any agency or
                           instrumentality of a state or its political subdivisions, for the benefit of its employees, with assets in excess of US$5,000,000; or

_____     Category 9.      An employee benefit plan within the meaning of the
                           Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or an employee benefit plan with total assets in excess of US$5,000,000 or, if a self-directed plan, the investment decisions are made solely by persons who are accredited investors; or

_____     Category 10.     A private business development company as defined in
                           Section 202(a) (22) or the Investment Advisors Act of
                           1940; or

_____     Category 11.     An organization described in Section 501(c)(3) of the
                           Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Units, with total assets in excess of US$5,000,000;
                           or

_____     Category 12.     A director, executive officer or general partner of
                           the Corporation; or

_____     Category 13.     A natural person whose individual net worth, or joint
                           net worth with that person's spouse, at the time of this purchase exceeds US$1,000,000; or

_____     Category 14.     A natural person who had an individual income in
                           excess of US$200,000 in each of the two most recent years or joint income with that person's spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

_____     Category 15.     A trust, with total assets in excess of US$5,000,000,
                           not formed for the specific purpose of acquiring the Units, whose purchase is directed by a sophisticated person as described in SEC Rule 506(b)(2)(ii); or

_____     Category 16.     An entity in which all of the equity owners are
                           accredited investors.


2.        PURCHASING ENTIRELY FOR OWN ACCOUNT
          -----------------------------------

          Subscriber represents and warrants that he, she or it is purchasing the Subscription Receipts solely for Subscriber's own account for investment and not with a view to or for sale or distribution of the Units or any portion thereof and without any present intention of selling, offering to sell or otherwise disposing of or distributing the Subscription Receipts or any portion thereof in any transaction other than a transaction complying with the registration requirements of the 1933 Act, and applicable state securities or "blue sky" laws, or pursuant to an exemption therefrom. Subscriber also represents that the entire legal and beneficial interest of the Subscription Receipts and underlying securities is being purchased for, and will be held for, Subscriber's account only, and neither in whole nor in part for any other person or entity.

3.        ECONOMIC RISK AND SUITABILITY
          -----------------------------

          Subscriber represents and warrants as follows:

          (a) Subscriber realizes that Subscriber's purchase of the Subscription Receipts involves a high degree of risk and will be a highly speculative investment, and that he, she or it is able, without impairing Subscriber's financial condition, to hold the Subscription Receipts an underlying Common Shares and Warrants for an indefinite period of time.

          (b) Subscriber alone, or with the assistance of professional advisors, has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of Subscriber's purchase of the Subscription Receipts, or has a pre-existing personal or business relationship with the Corporation or any of its officers, directors, or controlling persons, of a duration and nature that enables the undersigned to be aware of the character, business acumen and general business and financial circumstances of the Corporation or such other person.

          (c) If Subscriber is a partnership, trust, corporation or other entity, its principal place of business and principal office are located within the state set forth in its address below.

          (d) Subscriber has relied solely upon the documents and materials submitted therewith, advice of his or her representatives, if any, and independent investigations made by Subscriber and/or his or her Subscriber representatives, if any, in making the decision to purchase the Subscription Receipts subscribed for herein and acknowledges that no representations or agreements other than those set forth in the Disclosure Documents have been made to the Subscriber in respect thereto.

          (e) Subscriber confirms that Subscriber has received no general solicitation or general advertisement and has attended no seminar or meeting (whose attendees have been invited by any general solicitation or general advertisement) and has received no advertisement in any newspaper, magazine, or similar media, broadcast on television or radio regarding the offering of the Subscription Receipts.

4.        RESTRICTED SECURITIES
          ---------------------

          Subscriber acknowledges that the Corporation has hereby disclosed to Subscriber in writing:

          (a) The Subscription Receipts have not been registered under the 1933 Act, or the securities laws of any state of the United States, and the Subscription Receipts and their underlying securities must be held indefinitely unless a transfer of them is subsequently registered under the Act or an exemption from such registration is available; and

         (b) The Corporation will make a notation in its records of the above-described restrictions on transfer.

         IN WITNESS WHEREOF, Subscriber has executed this Certificate as of _______, 2007.


                                           SUBSCRIBER

                                          ______________________________________
                                          (Signature and office, if applicable)

                                          ______________________________________
                                          (Print Name)

                                          ______________________________________
                                          (Address)

                                          ______________________________________


                                          ______________________________________
                                          (Area Code/Telephone Number)

                                                                         Annex A
                              Plan of Distribution

         The selling security holders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock being offered under this prospectus on any stock exchange, market or trading facility on which shares of our common stock are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when disposing of shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o        privately negotiated transactions;

         o to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the Securities and Exchange Commission;

         o broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

         o        a combination of any of these methods of sale; and

         o        any other method permitted pursuant to applicable law.


         The shares may also be sold under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling security holders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

         The selling security holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

         Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

         If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

         The selling security holders and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

         The selling security holders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

         If any of the shares of common stock offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the selling security holders will sell all or any portion of the shares offered under this prospectus.

         We have agreed to pay all fees and expenses incident to the registration of the shares being offered under this prospectus. However, each selling security holder and purchaser is responsible for paying any discounts, concessions and similar selling expenses they incur.

         We and certain of the selling security holders have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with this prospectus, including liabilities under the Securities Act.

                                   EXHIBIT "D"

                                   CERTIFICATE

              ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS
                          FOR NON-CANADIAN SUBSCRIBERS
                          (OTHER THAN U.S. SUBSCRIBERS)

 The Subscriber on its own behalf and (if applicable) on behalf of others for whom it is acting hereunder, further represents, warrants and covenants to and with the Corporation and the Agent and their respective counsel (and acknowledges that the Corporation and the Agent and their respective counsel are relying thereon) that it is a resident of, or otherwise subject to, the securities legislation of a jurisdiction other than Canada or the United States, and:

         (a)      the Subscriber is:

                  (i) a purchaser that is recognized by the securities regulators in the jurisdiction in which it is resident or otherwise subject to the securities laws of such jurisdiction as an exempt purchaser and (subject to (b)(i) below) is purchasing the Subscription Receipts as principal for its own account, and not for the benefit of any other person, corporation, firm or other organization has a beneficial interest in the said securities being purchased, or purchasing the securities as agent or trustee for the principal disclosed on the cover page of this Subscription Agreement and each disclosed principal for whom the Subscriber is acting is purchasing as principal for its own account, and not a view to resale or distribution; or

                  (ii) a purchaser which is purchasing Subscription Receipts pursuant to an exemption from any prospectus or securities registration requirements (particulars of which are enclosed herewith) available to the Corporation and the Subscriber under applicable securities laws of their jurisdiction of residence or to which the Subscriber is otherwise subject to, and the Subscriber shall deliver to the Corporation such further particulars of the exemption and their qualification thereunder as the Corporation may reasonably request;

         (b) if the Subscriber is resident in or otherwise subject to applicable securities laws of the United Kingdom:

                  (i) the Subscriber is a person in the United Kingdom: (A) who is a `qualified investor' for the purpose of section 86(7) of the FINANCIAL SERVICES AND MARKETS ACT 2000 ("FSMA") and is purchasing the Subscription Receipts (or the Common Shares and Warrants issuable upon conversion of the Subscription Receipts) as principal for its own account and not for the benefit of others, other than on behalf of (A) discretionary client(s) in circumstances where section 86 (2) FSMA applies; and (B) is such a person as is referred to in Article 19 (investment professionals) or 49 (high net worth companies etc) of the FINANCIAL SERVICES AND MARKETS ACT 2000 (Financial Promotion) order 2005; and (C) and has complied with and undertakes to comply with all applicable provisions of the FSMA and other applicable securities laws with respect to anything done by it in relation to the Subscription Receipts and Common Shares and Warrants in, from or otherwise involving the United Kingdom; and

                  (ii) the Subscriber confirms that, to the extent applicable to it, it is aware of, has complied and will comply with its obligations in connection with the CRIMINAL JUSTICE ACT 1993, the PROCEEDS OF CRIME ACT 2002 and Part VIII of the FSMA, it has identified its clients in accordance with the MONEY LAUNDERING REGULATIONS 2003 (the "Regulations") and has complied fully with its obligations pursuant to the Regulations and will, as a condition precedent of any acceptance of this subscription, provide all such information and documents as may be required in relation to it (or any person on whose behalf it is acting as agent) that may be required by the Corporation or any agent or person acting for it in order to discharge any obligations under the Regulations;

         (c) the purchase of Subscription Receipts (or the Common Shares and Warrants issuable upon conversion of the Subscription Receipts) by the Subscriber does not contravene any of the applicable securities laws in such jurisdiction and does not trigger: (i) any obligations of the Corporation to prepare and file a prospectus, an offering memorandum or similar document, or (ii) any obligations of the Corporation to make any filings with or seek any approvals of any kind from any regulatory body in such jurisdiction or any other ongoing reporting requirements with respect to such purchase or otherwise; or
                  (iii) any registration or other obligation on the part of the Corporation; and

         (d) the Subscriber is knowledgeable of, and has been independently advised as to, the securities laws of such jurisdiction as applicable to this Subscription Agreement.


Dated at  ________________this______day of ______________, 2007.


                                    __________________________________________
                                    Print name of Subscriber, or person
                                    signing as agent on behalf of Subscriber


                                    __________________________________________
                                    Signature


                                    __________________________________________
                                    Print name of Signatory (if different
                                    from Subscriber or agent, as applicable)

                                    __________________________________________
                                    Title

                                   EXHIBIT "E"

                            RULE 904 OFFSHORE RESALE
                              SELLER CERTIFICATION

                                     [DATE]

The undersigned, is the beneficial owner (the "SELLER") of ___________ shares Common Stock (the "SHARES") of Pacific Energy Resources Ltd. (the "Corporation"), which Shares are represented by stock certificate number ______. The undersigned desires to resell the Shares in, on or through the facilities of the Toronto Stock Exchange (the "RESALE") in accordance with Rule 904 of Regulation S ("REGULATION S") under the United States Securities Act of 1933, as amended (the "SECURITIES ACT").

The undersigned desires to effectuate the Resale, and as a condition thereto, hereby certifies to the Corporation, [name of law firm], and the custodian, if applicable, who has custody of the Shares (the "Custodian"), as follows:

1. The Seller is the beneficial owner of the Shares, having acquired and fully paid for the Shares by [purchase of/exercise of a warrant to purchase] the Shares on [date].

2. The undersigned has notified the Corporation's transfer agent (the "TRANSFER AGENT") in writing of his, her or its desire to resell the Shares in, on or through the facilities of the Toronto Stock Exchange.

3. The undersigned has delivered or caused to be delivered the certificates covering Shares to the Transfer Agent.

4. The undersigned certifies that (a) the Resale of the Shares was not and is not being made to a person in the United States; and (b) the transaction was or will be executed in, or through the facilities of the Toronto Stock Exchange, and neither the undersigned nor any person acting on his behalf knows that the transaction has been pre-arranged with a buyer in the United States.

5. None of the undersigned, the undersigned's affiliates, or any person acting on his, her or its behalf has engaged or will engage in any "directed selling efforts", as defined in Rule 902 of Regulation S of the Securities Act. "Directed selling efforts" include activities that are intended and could reasonably be expected to condition the market in the United States with respect to the Resale of the Shares.

6. The undersigned certifies that he, she or it is not, and was not at the time of the Resale, an "affiliate" of, or a person "affiliated" with, the Corporation (except solely by virtue of being an officer or director of the Corporation). An "affiliate" of, or person "affiliated" with, a specified person includes a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified.

7. If the undersigned is an affiliate of the Corporation solely by virtue of being an officer or director of the Corporation, he, she or it certifies that no selling concession, fee, or other remuneration has been or shall be paid in connection with the Resale of the Shares other than the usual and customary broker's commission that would be received by a person executing such transaction as agent.

8. The undersigned certifies that neither he, she or it nor any person acting on his, her or its behalf knows that the purchaser of the Shares is or will be a "dealer" or is or will be a person receiving a selling concession, fee or other remuneration in respect of the Resale of the

         Shares. A "dealer" shall mean any person who engages either for all or part of his, her or its time, directly or indirectly, as agents, broker, or principal, in the business of offering, buying, selling, or otherwise dealing or trading in securities issued by another person.

9. The undersigned acknowledges and understands that the Shares may not be offered to U.S. persons or resold in the United States without registration or pursuant to an exemption under the Securities Act.

10. The undersigned certifies that the Shares shall not be offered or sold in or through the facilities of any United States stock exchange without registration or pursuant to an exemption under the Securities Act.

11. The Resale is not a transaction, or part of a series of transaction which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act.

12. The Resale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are restricted securities (as such term is defined in Rule 144(a)(3) under the Securities Act).

13. The undersigned agrees to immediately notify the Corporation of any facts or circumstances that may hereafter come to the undersigned's attention which would render any of the above statements to be inaccurate.


                                                Tax Id. No.:
_____________________________________           ________________________________
Signature                                       Advisor (if applicable):
_____________________________________           ________________________________
Name of Seller                                  Custodian:
_____________________________________           ________________________________
Name and Title of Signatory                     Account No.:
(if applicable)                                 ________________________________
Address:
_____________________________________
_____________________________________

Dated:

IMPORTANT - READ CAREFULLY                       SIGNATURE GUARANTEED BY:
The signature(s) to this Certification must
correspond with the name(s) as written upon
the face of this certificate(s) or bond(s)       Sign here______________________
in every particular without alteration or
enlargement or any change whatever.
Signature guarantee should be made by a
member or member organization of the New         _______________________________
York Stock Exchange, members of other            (PERSON(S) EXECUTING THE POWER)
Exchanges having signatures on file with         SIGN(S) HERE
transfer agent or by a commercial bank or
trust company having its principal office or
correspondent in the City of New York

                                   EXHIBIT "F"

                            RULE 904 OFFSHORE RESALE
                              BROKER CERTIFICATION

                                     [DATE]

The undersigned is the authorized broker appointed by ___________ (the "SELLER") to handle the offshore resale of _________ shares of Common Stock (the "SHARES"), of Pacific Energy Resources Ltd. (the "CORPORATION"), beneficially owned by the Seller and represented by stock certificate number _____. The Seller has instructed the undersigned to resell the Shares in, on or through the facilities of the Toronto Stock Exchange (the "Resale") in accordance with Rule 904 of Regulation S ("REGULATION S") under the United States Securities Act of 1933, as amended (the "SECURITIES ACT").

The Seller has advised the undersigned of the following:

o The Seller is the beneficial owner of the Shares, having acquired and fully paid for the Shares by [purchase of/exercise of a warrant to purchase] the Shares on [date].

o The Seller wishes to sell the Shares in, on or through the facilities of the Toronto Stock Exchange in accordance with Rule 904 of Regulation S.

The undersigned desires to effectuate the Resale in, on or through the facilities of the Toronto Stock Exchange, and as a condition thereto, hereby certifies to the Corporation, [name of law firm], and the custodian, if applicable, who has custody of the Shares (the "CUSTODIAN"), as follows:

1. The Seller has submitted written instructions to the undersigned to sell the Shares on Seller's behalf in, on or through the facilities of the Toronto Stock Exchange.

2. The undersigned has notified _______________, the Corporation's transfer agent (the "TRANSFER AGENT") in writing of its desire to resell the Shares in, on or through the facilities of the Toronto Stock Exchange.

3. The undersigned has delivered or caused to be delivered the Shares to the Transfer Agent.

4. The undersigned certifies that (a) the Resale of the Shares was not and is not being made to a person in the United States; and (b) the transaction was or will be executed in, or through the facilities of the Toronto Stock Exchange, and neither the undersigned nor any person acting on its behalf knows that the transaction has been pre-arranged with a buyer in the United States.

5. The undersigned, or an affiliate of the undersigned is, a member of the Toronto Stock Exchange.

6. Neither the undersigned, the undersigned's affiliates, nor any person acting on its behalf has engaged or will engage in any "directed selling efforts", as defined in Rule 902 of Regulation S of the Securities Act. "Directed selling efforts" include activities that are intended and could reasonably be expected to condition the market in the United States with respect to the Resale of the Shares.

7. The undersigned certifies that it is not, and at the time of the Resale was not, an "affiliate" of, or a person "affiliated" with, the Corporation, except the undersigned may be an officer or director of the Corporation who is an affiliate solely by virtue of holding such position. An "affiliate" of, or person "affiliated" with, a specified person includes a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified.

8. The undersigned certifies that if Seller is an affiliate of the Corporation solely by virtue of being an officer or director of the Corporation, no selling concession, fee, or other remuneration has been or shall be paid in connection with the Resale of the Shares other than the usual and customary broker's commission that would be received by a person executing such transaction as agent.

9. The undersigned certifies that neither it nor any person acting on its behalf knows that the purchaser of the Shares is a "dealer" or is a person receiving a selling concession, fee or other remuneration in respect of the Resale of the Shares. A "dealer" shall mean any person who engages either for all or part of his, her or its time, directly or indirectly, as agent, broker, or principal, in the business of offering, buying, selling, or otherwise dealing or trading in securities issued by another person.

10. The undersigned acknowledges and understands that the Shares may not be offered to U.S. persons or resold in the United States without registration or pursuant to an exemption under the Securities Act.

11. The undersigned certifies that the Shares shall not be offered or sold in or through the facilities of any United States stock exchange or otherwise without registration under the Securities Act or pursuant to an exemption under the Securities Act.

12. The Resale is not a transaction, or part of a series of transaction which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act.

13. The Resale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are restricted securities (as such term is defined in Rule 144(a)(3) under the Securities Act).

14. The undersigned agrees to immediately notify the Corporation of any facts or circumstances that may hereafter come to the undersigned's attention which would render any of the above statements to be inaccurate.


[NAME OF BROKER]
                                             Tax Id. No.:
By:__________________________________        ___________________________________
                                             Advisor (if applicable):
Name:
                                             ___________________________________
Title:                                       Custodian:

Address:                                     ___________________________________
                                             Account No.:
_____________________________________
                                             ___________________________________
_____________________________________

Dated:

IMPORTANT - READ CAREFULLY                       SIGNATURE GUARANTEED BY:
The signature(s) to this Certification must
correspond with the name(s) as written upon
the face of this certificate(s) or bond(s)       Sign here______________________
in every particular without alteration or
enlargement or any change whatever.
Signature guarantee should be made by a
member or member organization of the New         _______________________________
York Stock Exchange, members of other            (PERSON(S) EXECUTING THE POWER
Exchanges having signatures on file with         SIGN(S) HERE)
transfer agent or by a commercial bank or
trust company having its principal office or
correspondent in the City of New York